                                                                      EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-52850 of The Cutler Trust of our report dated August 17, 1995, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and "Custodian and Auditor" in the Statement of Additional Information.



/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP
    New York, New York
    March 4, 1996